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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                  Patrick J. Haveron, CPA
                  Executive Vice President - Chief Executive Officer Preserver Group, Inc.
                  95 Route 17 South
                  Paramus, NJ 07653
                  201-291-2112
                  E-mail: phaveron@preserver.com


              PRESERVER GROUP ANNOUNCES ADDITIONAL DEVELOPMENTS IN
                    NEW JERSEY PRIVATE PASSENGER AUTOMOBILE

         PARAMUS, NEW JERSEY, July 18, 2001 - Preserver Group, Inc. (NASDAQ:
PRES) today reported that its Motor Club of America Insurance Company ("Motor Club") unit had been granted certain relief by the New Jersey Department of Banking and Insurance with regard to its private passenger automobile operations, designed to improve Motor Club's deteriorating financial condition. Motor Club's premium to surplus ratio no longer meets industry standards, its share of urban enterprise zone ("UEZ") business (where it writes double its required amount) is disproportionately high, and A.M. Best recently downgraded the Motor Club unit. The relief includes the immediate cessation of accepting new business in UEZ's, the non-renewal of a number of UEZ risks and relief from assigned risk business.

         FORWARD-LOOKING STATEMENT DISCLAIMER. This press release contains statements that are not historical facts and are considered "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of
1995), which can be identified by terms such as "believes", "expects", "may", "will", "should", "anticipates", the negatives thereof, or by discussions of strategy. Certain statements are forward-looking statements that involve risks, uncertainties, opinions and predictions, and no assurance can be given that the future results will be achieved since events or results may differ materially as a result of risks facing the Company. These include, but are not limited to, the cyclical nature of the property casualty insurance industry, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, the level of the Company's retentions, catastrophe and storm losses, legislative and regulatory developments, changes in the ratings assigned to the Company by rating agencies, investment results, availability of reinsurance, availability of dividends from our insurance company subsidiaries, investing substantial amounts in our information systems and technology, the ability of our reinsurers to pay reinsurance recoverables owed to us, our entry into new markets, our acquisition of North East Insurance Company on

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September 24, 1999, our acquisition of Mountain Valley Indemnity Company on
March 1, 2000, our successful integration of these acquisitions, potential future tax liabilities related to an insolvent subsidiary and state regulatory and legislative actions which can affect the profitability of certain lines of business and impede our ability to charge adequate rates, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.